Exhibit 10.33
FOURTH AMENDMENT TO LEASE
THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is made as of October 15, 2021 (the “Fourth Amendment Effective Date”), by and between HARBOR BAY CA LLC, a Delaware limited liability company (“Landlord”), and PENUMBRA, INC., a Delaware corporation (“Tenant”).
RECITALS
A.Landlord (as successor-in-interest to South Loop 1, LLC) and Tenant entered into that certain Lease dated September 3, 2019 (the “Original Lease”), as amended by that certain First Amendment to Lease dated April 10, 2020 (the “First Amendment”), that certain Second Amendment to Lease dated August 5(the “Second Amendment”), and that certain Third Amendment to Lease dated July 29, 2021 (the “Third Amendment,” and the Original Lease, as so amended, the “Lease”), with respect to certain premises known as 1310 Harbor Bay Parkway, Alameda, California, as more particularly described in the Lease; and
B.Landlord and Tenant desire to amend the Lease as provided herein.
AMENDMENT
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
1.Defined Terms. All capitalized terms used but not defined in this Fourth Amendment will have the meanings set forth for such terms in the Lease.
2.Repairs.
(a)Section 7.1 of the Original Lease is hereby amended and restated to read as follows:
“Tenant’s Obligations. Throughout the Lease Term, Tenant shall, at Tenant’s sole cost and expense, maintain, repair and improve, to the Management Standard (defined in Section 7.2.1 below), all portions of the Building and Premises (other than those portions which are governed by the Landlord Maintenance Responsibilities, defined in Section 7.7 below), in accordance with the following provisions of this Article 7. For the purposes of this Lease, the portions of the Building and Premises to be so maintained, repaired and improved by Tenant and its Facilities Team (as defined in Section 7.2.2 below) shall include, without limitation, (i) exterior glass and mullions, windows, doors, glazing, gaskets and seals, elevator (including the mechanical room), and loading areas; (ii) the mechanical, electrical (including the main switchgear panel), fire protection, plumbing, life safety, heating, ventilations and air conditioning and other systems and equipment in the Building and Premises (including the hot water lines) (items specified under this subsection (ii) are, collectively, the “Building Systems”); and (iii) trash enclosure gates/doors, trash enclosure bollard(s), barbecue station area, exterior pest control (excluding landscaping pest control), and exterior power-washing of the Building façade & walkways (collectively, “Tenant Maintenance Responsibilities”). Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.”

06907\011\9076146.v2

(b)Section 7.7 of the Original Lease is hereby amended and restated to read as follows:
“Landlord’s Maintenance Obligations. Landlord shall repair, replace, maintain, and improve the (i) exterior Common Areas of the Building and Project on the Property (including sidewalks but excluding the items described in Section 7.1(ii)); (ii) structural portions of the Building, which shall mean the foundation, floor slabs, curtain wall (excluding gaskets and seals), structural portions of the roof, columns, and beams (collectively, the “Building Structure”), (iii) the roof membrane (subject to the Tenant’s obligation to prevent and repair damage as described in Exhibit K, Section 5.1); and (iv) all utility connections to the Building up to the point (i.e., the main switchgear panel) where Tenant accesses such utilities, all in accordance with the Management Standard (collectively, the “Landlord Maintenance Responsibilities”). Landlord’s costs of performing Landlord Maintenance Responsibilities and Landlord’s compliance with law obligations shall be included in the Operating Expenses, to the extent permitted by Article 4 above. Any entry of the Premises by Landlord in connection with the foregoing shall be done consistent with the terms of Article 27 of this Lease. Notwithstanding anything to the contrary herein, Landlord shall, in good faith, consult with Tenant in advance with respect to all material decisions related to any proposed renovations of the exterior Common Areas, provided that Landlord will retain the ultimate discretion over any such work, subject to the terms of the immediately preceding sentence.”
(c)Section 3 of Exhibit K attached to the Original Lease is hereby amended and restated to read as follows:
“3.    JANITORIAL/SECURITY/PEST CONTROL. Tenant shall provide in a manner consistent with that provided in Comparable Buildings.
(d)Section 5 of Exhibit K attached to the Original Lease is hereby amended and restated to read as follows:
“5.1    Tenant shall ensure that it and any of its employees, agents, invitees, or service providers do not cause any damage to the roof membrane, and shall bear the cost of any repairs, maintenance, capital improvements or warranty issues caused by any such damage.”
3.Operating Expenses. The last two paragraphs of Section 4.2.4 of the Original Lease are hereby amended and restated to read as follows:
“(kk)    fees payable by Landlord for management of the Project in excess of three percent (3%) of Operating Expenses, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Building with Tenant paying full rent, as contrasted with free rent, half-rent and the like, including base rent, pass-throughs, for any calendar year or portion thereof.
If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not fully occupied during all or a portion of any Expense Year, Landlord may make an appropriate adjustment to the components of Operating Expenses which vary with variations in Project occupancy levels for such year to determine the amount of Operating Expenses that would have been incurred had the Project been fully occupied; and the amount so determined shall be deemed to have been the amount of

06907\011\9076146.v2

Operating Expenses for such year. For avoidance of doubt, if and to the extent that Tenant pays for any utility or other Operating Expenses hereunder on a “direct” basis to a third party provider of such utility or service, such payment will be included in Operating Expenses for the purposes of the calculation of Landlord’s management fee.”
4.Whole Agreement. This Fourth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements with respect thereto. Except as amended herein, or in a future writing signed by both parties, there shall be no other changes or modifications to the Lease between the parties and the Lease and the terms and provisions contained therein shall remain in full force and effect. The terms of this Fourth Amendment will control over any conflicts between it and the terms of the Lease.
5.Successors and Assigns. This Fourth Amendment shall be binding upon the parties hereto, their heirs, successors, and assigns.
6.Ratification. Except as amended by this Fourth Amendment, the Lease has not been amended, and the parties ratify and confirm the Lease, as amended by this Fourth Amendment, as being in full force and effect.
7.Counterparts; Electronic Execution. This Fourth Amendment may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement. Executed copies hereof may be delivered by email and other electronic means, and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.

[Remainder of Page Left Intentionally Blank]

06907\011\9076146.v2

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the Fourth Amendment Effective Date.

LANDLORD:

HARBOR BAY CA LLC,
a Delaware limited liability company

By:     HARBOR BAY CA LP,
    a Delaware limited partnership
Its:    Equity Member and Manager

By:    NOME CAPITAL PARTNERS LLC,
        a California limited liability company
Its:    General Partner

By:_/s/ Rohit Kumar______________
            Rohit Kumar
Its:    Manager

TENANT:

PENUMBRA, INC.
a Delaware corporation

By:    /s/ Adam Elsesser________________
Name:    Adam Elsesser___________________
Title:     CEO___________________________

By:    _______________________________
Name:    _______________________________
Title:     _______________________________

Signature Page
06907\011\9076146.v2